                                                                     EXHIBIT 4.5

                                                                 20th March 2002

                           SPECIFIC SERVICE AGREEMENT

                                     BETWEEN

                     SONY ERICSSON MOBILE COMMUNICATIONS AB
                  (HEREINAFTER REFERRED TO AS "SONY ERICSSON")

                                       AND

                  NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS LTD.
                   (HEREINAFTER REFERRED TO AS THE "SUPPLIER")

                            REGARDING PROJECT AUGUST

                                                                 20th March 2002

TABLE OF CONTENTS

1.       TERMINOLOGY, INTEGRATED PART...................     1
2.       SCOPE OF THE SSA...............................     2
3.       FORECASTS AND ROADMAPS.........................     2
4.       COMMUNICATION AND CONTACTPERSONS...............     2
5.       INDUSTRIALISATION SERVICES.....................     2
6.       PROTOTYPES...............,.....................     3
7.       SPECIFICATION..................................     3
8.       DOCUMENTATION..................................     3
9.       PRICING AND TERMS OF PAYMENT...................     3
10.      TERMS OF DELIVERY..............................     4
11.      PACKING AND LABELLING..........................     4
12.      WARRANTY.......................................     4
13.      QUALITY........................................     4
14.      PURCHASE OF COMPONENTS.........................     5
15.      TERM OF AGREEMENT AND TERMINATION..............     5

ENCLOSURES:

Enclosure 2.1        SPA
Enclosure 2.3        Project Plan
Enclosure 16.1       Purchase of components

                                                                 20th March 2002

SPECIFIC SERVICE AGREEMENT

made as of 20th March 2002, by and between

Sony Ericsson Mobile Communications AB, Org no 556615-6658, a limited liability Company duly incorporated and existing under the laws of Sweden, with its legal address at Nya Vattentornet, S-221 88 Lund, Sweden, hereinafter referred to as "Sony Ericsson",

and

NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS Ltd, with organisation number 129666, a corporation duly incorporated and existing under the laws of Hong Kong and having its registered office at 15th Floor, China Merchants Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong (hereinafter referred to as the "Supplier").

(hereinafter referred to as the "Supplier").

WHEREAS:

1. Ericsson and Supplier have entered into the General Service and Purchase Agreement, GSPA, dated 15th February 2001 among other agreements,

2. The GSPA contains the general terms and conditions for the performance of Product Supply to Ericsson, Mobile Phone Accessories, from Supplier,

3. It is intended that the GSPA will be supplemented by one (1) or more SSA's setting out the specific provisions relating to the performance of Product Supply, and

4. The Supplier has explained that it is willing and fully able to perform the Product Supply on behalf of Sony Ericsson for delivery of high quality Products, under the terms and conditions set out in this SSA and the GSPA.

NOW THEREFORE, in consideration of the mutual obligations herein contained, the Parties agree as follows:

1.       TERMINOLOGY, INTEGRATED PART

         The GSPA shall be an integrated part of this SSA and, accordingly, all terms and conditions in the GSPA shall also apply to this SSA. Capitalised terms contained herein shall have the meanings assigned to them below or as ascribed to them in the GSPA unless otherwise defined in the context or document where it is used.

         "AGREEMENT", means this Specific Service Agreement.

         "GSPA", means the General Service and Purchase Agreement referred to in the "Whereas"-section above entered into between the Parties.

         "PRODUCT", means the Camera August, developed by C Technologies AB on behalf of Sony Ericsson and further specified in this Agreement.

         "SPA", means the Specific Purchase Agreement enclosed hereto.

                                                                 20th March 2002

         "SSA", means this Specific Service Agreement.

2.       SCOPE OF THE SSA

2.1      Under the terms and conditions set forth in the Agreement Documents

         (i) Supplier shall - exclusively for Sony Ericsson - perform Product Supply regarding the Product, and

         (ii) Sony Ericsson shall be entitled to purchase the Products from Supplier under the SPA included hereto as Enclosure 2.1.

2.2 In the event of an inconsistency in the Agreement Document, the inconsistency shall be resolved by giving documents precedence in the following order:

         (i) The Purchase Order, excluding Sony Ericsson's general purchasing conditions if such have been enclosed with the Purchase Order,

         (ii)     The SPA, including enclosures in the order provided,

         (iii)    This Agreement excluding the Enclosures,

         (iv)     Enclosure 2.3     Project Plan

         (v)      Enclosure 16.1    Purchase of components, and

         (vi)     The GSPA.

2.3 Included in the Product Supply shall be repair and maintenance services as set out in Enclosure 2.3.

3.       FORECASTS AND ROADMAPS

3.1 A forecast of RTL and production volumes is included in Enclosure 2.3.These volume is only for production and capacity planning purposes. Sony Ericsson is not committed to buy according to the forecasted volumes. Sony Ericsson liability of the risk order volumes and forecasted volumes as per Article 14.

4.       COMMUNICATION AND CONTACT PERSONS

4.1 In accordance with Subsection 5.5 of the GSPA the Parties hereby appoint the contact persons set out in Enclosure 2.3 to receive and to communicate information.

5.       INDUSTRIALISATION SERVICES

5.1 Supplier shall, as part of the Product Supply and in accordance with Subsection 6.1 of the GSPA, lead and be responsible for the industrialisation of Product.

5.2 Supplier shall, as part of the Product Supply and in accordance with Subsection 6.4 of the GSPA, provide information for the design work and furthermore manufacture the test applications.

5.3 The requirements for traceability as provided in Subsection 6.7 in the GSPA shall be as set out in Enclosure 2.3.

                                                                 20th March 2002

6.       PROTOTYPES

6.1      Supplier shall

         (i)      provide Sony Ericsson with the Prototype

         (ii)     perform the testing of the Prototype, and

         (iii) provide Sony Ericsson with written reports of the analysis of the Prototypes.

7.       SPECIFICATION

7.1 Supplier shall not deliver any Products unless they meet the requirements set out in the Specification as set out in Enclosure 2.3 and amended from time to time in and as further described in Section 14 in the GSPA.

8.       DOCUMENTATION

8.1      Project Documentation

         The Supplier shall submit written reports to Sony Ericsson on the activities and the progress of the Product Supply. Such reports shall include the reports and plans specified in Enclosure 2.3.

8.2      Product Documentation

         Supplier shall produce and deliver to Sony Ericsson Product Documentation fulfilling the requirements set out in templates included in Enclosure 2.3.

9.       PRICING AND TERMS OF PAYMENT

9.1      Current price

         The current price of the Product shall be as set out in Enclosure 2.1, the SPA.

9.2      Currency

         All invoices sent by Supplier shall be in the currency that has the greatest impact, as agreed by the Parties, on the final price of the Product. Should the Parties not be able to reach such an agreement then the invoices sent by Supplier shall be in SEK.

9.3      Price review

         The price of the Products shall be reviewed and agreed quarterly before the ending of every quarter in order for the prices to be firm for deliveries during the following quarter.

         The basis for the price review shall be:

         (i) significant changes in volumes, and/or;

         (ii) fluctuations in the exchange rate as defined below, and/or;

         (iii) changes to the Specification, and/or;

                                                                 20th March 2002

         (iv) increased production efficiency including but not limited to"The learning curve advantage", and/or;

         (v)      changes in the price of the components.

         (vi) delivery performance in the last quarter before against agreed and acknowledge order, call of lead time

         Changes in the Specification and/or changes of a specific component price during a quarter, which causes a different price shall immediately or with a reasonable delay - due to material in stock - apply to all ordered Products. Such reasonable delays shall however only relate to reasonable explainable normal stock levels or situations with higher stock levels attributable to Sony Ericsson. At the quarterly price review meetings Supplier will describe and specify the changes made during the quarter. The different price shall be passed on to Sony Ericsson at the aforementioned fixed exchange rate as defined in GSPA.

10.      TERMS OF DELIVERY

10.1     Delivery time

         The Supplier shall perform the Product Supply, in accordance with the time-schedule set out in Enclosure 2.3 Dates of delivery of volume produced Products shall be as stated in the relevant P.O.

10.2     Delivery terms

         Applicable terms of delivery shall be FCA Hong Kong International Airport, INCOTERMS 2000, unless otherwise agreed in P.O.

11.      PACKING AND LABELLING

11.1 The Products shall be packed and marked separately as set out in the Specifications and the applicable Purchase Order. The Purchase Order and product numbers shall be set out in the shipping documents.

12.      WARRANTY

12.1 The replacement or repair the Products shall be made by Supplier as soon as possible from the return of the Products to Supplier by Sony Ericsson, but Sony Ericsson shall receive the replaced or repaired Product in no event later than within ten business days from the receipt of the Product by the Supplier.

13.      QUALITY

13.1     Product related Standards and Requirements

13.1.1 All Product Supply shall be handled in accordance with the standards/requirements set out in the Specification and in Enclosure 2.3

13.1.2 The defect intensity of the Products must not exceed the values set out the Specification. A defect intensity below these limits does not limit Sony

                                                                 20th March 2002

         Ericsson's right to exercise its applicable remedies due to non-conforming Products.

14.      PURCHASE OF COMPONENTS

14.1 The Supplier shall purchase materials at contracted prices under existing Sony Ericsson Agreements for supply of materials as set out in Enclosure 16.1.

14.2     Liability for risk order material as set out in Enclosure 16.1

14.3 The Supplier is responsible for the purchase and supply of all components.

15.      TERM OF AGREEMENT AND TERMINATION

15.1 This Agreement shall come into force upon its execution by duly authorised representatives of both Parties and shall remain in effect until three (3) months have passed following written notice of termination by either Party, unless terminated on an earlier date as set out in Section 29 "TERM OF AGREEMENT AND TERMINATION" in the GSPA.

15.2 The Supplier is aware of that the development of the new Product will be continuously reviewed to assess whether the Product will reach the market on time, at an appropriate end user price and fit into the Sony Ericsson's market strategy at the time, etc. The Parties agree that Sony Ericsson shall be entitled at any time to terminate this Agreement, any Purchase Order, by giving the Supplier twenty (20) Business Days written notice.

15.3 In the event of Sony Ericsson's termination under 15.2, Sony Ericsson shall pay to the Supplier the actual direct costs accrued under the Agreement at the time of termination. The Supplier shall not be entitled to any other compensation

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed, in duplicate, each party taking one copy.

Date: 20th March 2002                          Date: 20th March 2002
Place: Hong Kong                               Place: Lund

NAM TAI ELECTRONIC &                           SONY ERICSSON MOBILE
ELECTRICAL PRODUCTS Ltd                        COMMUNICATIONS AB

/s/ Karene Wong                                /s/ Bill Lichtensteiger
-----------------------                        --------------------------------
Karene Wong                                    Bill Lichtensteiger
Managing Director

                                                                   Enclosure 2.3

[SONY ERICSSON LOGO]                                                       1 (5)

                                                Internal Limited.
                                                PROJECT PLAN AUGUST

Prepared (also subject responsible it other)    No.
NDU/P Ola Lonhage                               NDU/P-02:1617
                                  Checked       Date             Rev  Reference
Approved                                        2002-03-27        B   File
NDU/PC Gunilla Wejfeldt

PROJECT PLAN AUGUST

CONFIDENTIAL

The content of this document is the property of Sony Ericsson Mobile Communication AB and may not be communicated to any other party in any form without the prior written consent of Sony Ericsson Mobile Communication AB.

Project Manager: NDU/ P Ola Lonhage

Product Manager: NM Carina Rietz

Sony Ericsson Cost Center: 32640

Project Account Number: 10003418

TABLE OF CONTENTS

1    Revision history            2
2    Project Summary             2
3    Activities                  2
4    Time Schedule               2
5    Prototypes                  3
6    Type Approval               3
7    Volume Estimates            3
8    Project Responsibilities    4
9    Contractors                 4
10   Project Control             5
11   Cross Project Links         5
12   References                  5

[SONY ERICSSON LOGO]                                                       2 (5)

                                                Internal Limited
                                                PROJECT PLAN AUGUST
                                                No.

Prepared (also subject responsible it other)
NDU/P ola Lonhage                               NDU/P-02:1617
                                  Checked       Date             Rev  Reference
Approved                                        2002-03-27        B   File
NDU/PC Gunilla Wejfeldt

1.       REVISION HISTORY

         Rev ___________________________________________________________________

             ___________________________________________________________________

             ___________________________________________________________________

             ___________________________________________________________________


2.       PROJECT SUMMARY

         August is the successor of the Gustav camera. August are cost "improved. Added features/ functions are optical viewfinder and Effect, former FunLayers described in PRS NM 02:1507.

3.       ACTIVITIES

         According to August Project Meeting NDU/ P 01:1615 and August Project Organization NDU/ P 02:1642.

3.1      HARDWARE

         Responsible developer C-Tech: PM Ola Hakanson

3.2      MECHANICS

         Responsible developer Namtai: PM Ivan Shui

3.3      SOFTWARE

         Same as 3.1

3.4      MISC.

         N/A

[SONY ERICSSON LOGO]                                                       3 (5)

                                                Internal Limited
                                                PROJECT PLAN AUGUST
                                                No.

Prepared (also subject responsible if other)

NDU/P Ola Lonhage                               NDU/P-02:1617
                                  Checked       Date             Rev  Reference
Approved
NDU/PC Gunilla Wejfeldt                         2002-03-27        B   File

4.       TIME SCHEDULE

         More detailed time schedule is found in the Time Plan (Microsoft Project Gantt Chart) Document No.: NDU/P02:1617

ACTIVITY                            PLANNED      ESTIMATED    ACTUAL
Milestone 2                          W 208           W          W
Tollgate 2                           W 209           W          W
PA                                   W TBD           W          W
Milestone 3                          W 225           W          W
Tollgate 3                           W TBD           W          W
Milestone 4                          W 232           W          W
Tollgate 4                           W TBD           W          W
LL                                   W 233           W          W
RTL                                  W 239           W          W
Milestone 5                          W 241           W          W
Tollgate 5                           W TBD           W          W
Milestone 6                          W 249           W          W
Tollgate 6                           W TBD           W          W

5.       PROTOTYPES

PROTOTYPES         PLANNED     ESTIMATED    ACTUAL       UNITS
EP1                  W18           W          W          50 PCS

FP1                  W20           W          W         250 PCS
FP2                  W24           W          W         580 PCS

6.       TYPE APPROVAL

6.1      RADIO

         APPROVAL           PLANNED       ESTIMATED      ACTUAL

                              W 24            W            W

6.2      EMC

         APPROVAL          PLANNED       ESTIMATED      ACTUAL

                             W 24            W             W

[SONY ERICSSON LOGO]                                                       4 (5)

                                                Internal Limited
                                                PROJECT PLAN AUGUST
                                                No.

Prepared (also subject responsible if other)

NDU/P OIa Lonhage                               NDU/P-02:1617
                                  Checked       Date             Rev  Reference
Approved
NDU/PC Gunilla Wejfeldt                         2002-03-27        B   File

6.3      SAFETY

APPROVAL         PLANNED      ESTIMATED    ACTUAL
                   W 24           W           W

7.       VOLUME ESTIMATES

                         PLANNED    ESTIMATED   ACTUAL        UNITS

Pre-Series*               W 28          W         W          2.5 kpcs
Series Start **           W 32          W         W
RTL volume                W 39          W         W           20 kpcs

Capacity per month                                            25 kpcs
Amortization volume                                           50 kpcs
Total volume                                                 150 kpcs

Estimated lifetime                                            9 month

*  "Limited Production"

** "Volume Production"

8.       PROJECT RESPONSIBILITIES

         SONY ERICSSON MOBILE COMMUNICATIONS AB +46 46 19 40 00

         According to NDU/ P 01: 1623 and NDU/ P 01: 1615

9.       CONTRACTORS

9.1      DESIGN (Development)

         According to NDU/ P 01: 1623 and NDU/ P 01: 1615 Agreement no. CTECH:
         AUGUST: 20020319

9.2      PRODUCTION (Manufacturing)

         According to NDU/ P 01: 1623 and NDU/ P 01: 1615 Agreement no. NAMTAI:
         AUGUST: 20020320

[SONY ERICSSON LOGO]                                                       5 (5)

                                                Internal Limited
                                                PROJECT PLAN AUGUST
                                                No.

Prepared (also subject responsible if other)

NDU/P OIa Lonhage                               NDU/P-02:1617
                                  Checked       Date             Rev  Reference
Approved
NDU/PC Gunilla Wejfeldt                         2002-03-27        B   File

10       PROJECT CONTROL

         TTM Work Model         NDU/P 02:1617

11       CROSS PROJECT LINKS

         Mira

12       REFERENCES

         <directives>                       NDU/ P 02:1604
         <specifications>                   NDD 01:1201
         <concept studies>                  According to C-Tech Quote
         <pre-studies>                      According to C-Tech Quote
         <feasibility studies>              According to C-Tech Quote
         <industrial design>                According to KIDQ 01:11029
         <production processes>             According to August-0301 (Namtai)
         <repair processes>                 FRW 02:5031
         <verification plans>               NDD 01:1208
         <validation plans>                 NDV 02:1101
         <capacity build plans>             According to August-0301 (Namtai)
         <document structure spec.>         109 42- DPY 901334 latest rev.

                                                                  Enclosure 16.1

PURCHASE OF MATERIAL

Sourcing of components

Supplier may source components from any agreed third party fulfilling the agreed specification of each component.

Supplier is responsible to secure supply of component to enable the delivery of the Product as per the latest advised forecast.

Liability of risk order material.

Sony Ericsson will assume liability for long lead items as defined below, included in the BOM for the volumes as estimated in the forecast provided by Sony Ericsson, Such liability is limited to maximum 14.000 units per month for a three month period. (i.e. Maximum 42.000 unit of each item)

The price for such long lead items as defined below.

Supplier undertakes to make his best efforts to cancel any outstanding purchase order of components or to resell or reuse any excess component prior to making any claim to Sony Ericsson. Supplier undertakes to keep such material in stock free of charge for the first three months after the latest production lot. From month four to nine after such event Sony Ericsson will cover the interest cost of the listed items based upon an reasonable interest rate and reasonable warehousing cost for the items listed herein. After this nine months period Supplier may claim that this liability undertaking by Sony Ericsson shall be executed. Supplier shall not keep more material in stock than necessary considering lead times among others.

The maximum liability under any circumstance is limited to 435.120 USD

Part number               Description         Leadtime, Weeks       Price, USD
-----------               -----------         ---------------       ----------
                        Sensor                      12                3,30
                        Flash memory                12                1,30
                        RAM memory                  12                1,80
                        Lens                        12                2,75
                        ESD Protector IC            9                 0,27
                        Regulator                   9                 0,13
                        Regulator                   9                 0,14
                        Tan Cap                     9                 0,25
                        Tact Switch                 8                 0,12
                        Crystal                     8                  0,3

For the Argus circuit special conditions will apply as below, (as agreed with C-Tech) Namtai to place such Frame Order at C-Tech as outlined below

PRICE OF ARGUS ASIC CT100A1-BG BGA160:

0-50 000 units: USD 6.45
51 000 to 100 000 units: USD 5,95
> 100 000 units: USD 5,85

The price is firm for deliveries during 2002 and 2003. Sony Ericsson and C-Tech will re negotiate such price in December 2002.

SPECIAL CONDITIONS REGARDING PURCHASE OF ARGUS:

                                                                  Enclosure 16.1

NamTai shall place a frame purchase order at C-Tech (hereinafter the "Frame Order") for fifty-thousand (50,000) units of "Argus" no later than three (3) months prior to production ramp-up currently planned for during June 2002, The said Frame Order shall include a delivery schedule indicating volumes on a monthly basis for at least the remainder of 2002 starting from June 2002 (the entire above referenced 50 000 units shall be scheduled for delivery prior to the end of November 2002) to be called off by NamTai. Sony Ericsson will provide Supplier with sufficient information to enable such forecast to C-Tech.

NamTai may cancel or decrease the number of units scheduled for delivery for a specific month under the delivery schedule contained in the Frame Order subject to Nam Tai being liable to pay C-Tech the following fees:

      CANCELLATION PERIOD                    LIABILITY
Over 120 days prior to delivery             No liability
91-120 days prior to delivery           30% of purchase price
61-90 days prior to delivery            50% of purchase price
31-60 days prior to delivery            70% of  purchase price
0-30 days prior to delivery             100% of  purchase price

Sony Ericsson will assume liability for the above cancellation fee provided Nam Tai has made their best effort to cancel in due time an to reduce any such fee to a minimum. Must act without undue delay if Sony Ericsson advices about any change in forecasted volumes.

This liability for the Argus ASIC is in excess of the liability for other components as stated above.

Sony Ericsson Mobile Communications AB                              Confidential

Nam Tai cost template for August

1 MATERIAL COST
                                                  USD:
                                                  ----
    Bill of material
    Material scrap 1%
    Material burden 1.5%
                                                --------
    TOTAL MATERIAL COST
                                                ========

2 LABOUR COST

    PROCESS        RATE (USD)     LABOUR TIME

    SMT            0.003/chip
    Final assy.    4.24/hour
    Testing        4.24/hour
    Packaging      4.24/hour
                                                --------
    TOTAL LABOUR COST
                                                ========

3 FREIGHT + INSURANCE COST
    FCA Hong Kong                                 0.07
                                                ========

4 FINANCIAL COST

    1.5% of bill of material for 60 days credit

    0.75% of bill of material for 30
    days sea shipment. IF APPLICABLE

    0,375% of bill of material for 15
    days sea shipment. IF APPLICABLE

5 PROFIT

    4.8% of bill of material

                                                --------
6 TOTAL UNIT PRICE
                                                ========

7 TOOLING, PRODUCT UNIQUE EQUIPMENT

8 TOTAL UNIT PRICE FIRST 50K

Note! This line includes the total amount on line 7 divided with the first 50K units.

Amendment to Specific Service Agreement signed 20th March 2002

     Sony Ericsson Mobile Communications AB, Nya Vattentornet, SE-22188 Lund, Sweden hereinafter SEMC and NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS Ltd, 15th Floor, China Merchants Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong, hereinafter called Namtai, are in agreement to use below outlined fore cast and liability model, for the running production of the August Camera, MCA-25. This liability model will apply for this date forward and replaces in full any previous "Conditional Risk Order" or similar document issued by SEMC. This document will be an amendment to the SSPA signed 20th March 2002 between the parties and replaces Enclosure 16 in said agreement.

     The components covered by this agreement shall solely be used for the manufacturing of the Camera August, MCA-25, (Product). See Specific Service and Purchase Agreement, SSPA, dated 20th March 2002 for further product information.

     See enclosure A and B, Excel sheet for liability model. Enclosure A shows the undertaking per 15th October 2002 as an example of how the model works. Volume figures, component lead-time and cost to be updated every month

     The model will be applicable for any forecast issued by SEMC or Flextronics as agreed between the parties.

     SEMC will issue a revised forecast the last business day in each month.

     During the ramp up period (October to January 2003) Namtai shall) review the proposed volume to confirm if the necessary capacity is available. This volume proposal to be communicated in due time before formal fore cast is issued at the end of each month.

     The present model includes four weeks extra time period allowing for internal logistical processes and stock at Namtai. (This period is shown as the first four weeks period in the model. See Enclosure B) The parties are in agreement that the objective is to reduce this period to a maximum of two weeks before 31st December 2002. (Topic to be further discussed at Anna Greens and Lars Jarmanders visit to Namtai coming fortnight period)

     If a revised forecast or the actual call off volume will be lower for a certain month than the previously agreed, which will result in excess components and such components is not possible to reschedule to following applies;

- Namtai undertakes to keep such material in stock free of charge for the first three months after the concerned month. From month four to nine after such event SEMC will cover the interest cost of the listed items based upon an reasonable interest rate and reasonable warehousing cost for the items listed herein. After this nine months period Supplier may claim that this liability undertaking by SEM shall be executed.

- In an event of excess material Namtai undertakes to make their best effort to cancel any outstanding purchase order of components and to

Amendment to Specific Service Agreement signed 20th March 2002 resell or reuse any excess component prior to making any claim to SEMC

- SEMC will assume liability for scrap of the above material provided cause of scrap is solely at SEM and prior written approval to scrap. SEMCs maximum liability is limited to direct material and the maximum liability figure is defined by the liability model using the applicable forecast volume, component lead-time and prices.

- SEMC shall have the option to have the material manufactured to finished Products at agreed price instead of scrapping the material.

     If no notice is given to SEMC within one week after the receipt of revised forecast or actual monthly call off volume it is deemed that the revised forecast is accepted (i.e. No claim is to be made later nor any objection that the increased volume is not possible to meet)

     Any delay in delivery of the Products, caused by Supplier will in full release Sony Ericsson from its liability under this amendment.

     Any undertaking of SEMC and Namtai as defined herein shall be limited in time to 30th June 2003.

     Lund 15th October 2002

     Sony Ericsson Mobile Communications AB

     /s/ Anna Green
     ---------------------------------------------------
     Anna Green
     Senior Manager
     Sony Ericsson Mobile Communications AB
     Project Sourcing, Accessories

     Nam Tai Electronic and Electrical Products Ltd

     /s/  Karene Wong
     ---------------------------------------------------
     Karene Wong
     Nam Tai Electronic and Electrical Products Ltd

                                                                     Enclosure A

                   CALCULATION OF FORECAST LIABILITY                  2002-09-30

         PRODUCT INFORMATION

Part no:                             MCA25
Description                          Camera
Project                              August

Forcast dated                            2002-10-15
Leadtime, Call off. Days                         10
Lead time, Prod. Weeks                           16
Liability per month                  30th September
                                     --------------
Product Price                                 24,33
                                     --------------

Leadtime Months                                1                2            3                 4             5             6
----------------------------------------------------------------------------------------------------------------------------------
Accumulated BOM cost per month, (USD)         21,18            21,18         19,69            14,84          5,85              0
% liability per month over leadtime             100%             100%           70%              40%           30%             0%

Forecast month                              October         November       December         January       February        March
--------------                              -------         --------       --------         -------       --------        -----

Average forecast per month                  208 000          250 000       300 000          450 000       600 000        600 000
Liability per month, (USD)                4 405 440        5 295 000     4 134 900        2 671 200     1 053 000              0
Total liability, (USD)                   17 559 540

Namtai August Forecast model Enclosure 1.xls Forecast model           2002-10-16

                                                                     Enclosure B

CALCULATION OF FORECAST LIABILITY                                       9-30-02

                   [CALCULATION OF FORECAST LIABILITY GRAPH]

Internal time Namtai for logistical processes                Component lead time

Namtai August Forecast model Enclosure 1.xls        Internal Leadtime, Principle

                                                    Enclosure 2.1           1(3)

                                                    Agreement #:

                                                    Date: March 22, 2002

                        SPECIFIC PURCHASE AGREEMENT (SPA)

                           entered into by and between

                NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS LTD, HONG-KONG,

                                       and

              SONY ERICSSON MOBILE COMMUNICATIONS AB, LUND, SWEDEN

TERM OF AGREEMENT  FROM:   2002-03-20

                   TO:     2002-12-31.

                           The term of agreement relates to:
                           Order placements

ENCLOSURE(s):              Price and Product definitions.

GENERAL CONDITIONS:        The general terms and conditions of Agreement:
                           READ:2001 -48098,

COMMERCIAL CONDITIONS

Sony Ericsson Companies not listed below might also buy goods from the Seller. Such purchases shall not affect Seller's ability to deliver goods according to this SPA.

The prices contained in this SPA are based on the basic conditions set forth below. Deviations therefrom are indicated.

            Valid for                                  Terms of          Terms of         Price deviation
             (area)                     Currency       payment           delivery              (%)
------------------------------------------------------------------------------------------------------------
BASE CONDITIONS - VALID UNLESS            USD          30 days         FCA Hong Kong              N/A
OTHERWISE STATED BELOW                                 net
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

                                                                        Initials

                                                                            2(3)

                                                    Agreement #:

                                                    Date: March 22, 2002

The Sony Ericsson companies listed below may call off volumes under this SPA incorporating the general conditions stated above.

         SONY ERICSSON COMPANY                                COUNTRY                      LOCATION
--------------------------------------------------------------------------------------------------------------
 Sony Ericsson Mobile Communications AB                Sweden                   Lund
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

The subcontractors fisted below are authorized to call off volumes under this SPA incorporating the general conditions stated above. Such authorization is limited to products purchased for Sony Ericsson.

            SUBCONTRACTOR                                     COUNTRY                     LOCATION
--------------------------------------------------------------------------------------------------------------
Flextronics International Sweden AB                    Sweden                   Linkoping
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

PRODUCT CERTIFICATES

If applicable and upon request, the Seller shall provide to Sony Ericsson product certificates regarding country of origin, preferential origin or export classification etc.

CONTACT PERSONS - commercial issues:

Wong Ivan Shiu                           Maths Gylling__________________________

Phone +852 22631051                      Phone +46-46-192879____________________

CONTACT PERSONS - technical issues :

SP-Zhang                                 _______________________________________

Phone +86 755 7495818 Ext.3210           Phone _________________________________

SIGNATURES

Hong Kong, 2001-12-20                     Lund, 2001-12-20

NamTai Electronic & Electrical           Sony Ericsson Mobile Communications AB
Products Ltd

/s/ Karene Wong                          /s/ Bill Lichtensteiger
-------------------------------------    ---------------------------------------
Karene  Wong
Managing  Director                       Bill Lichtensteiger
                                         Director, Project Sourcing
                                         M2M & Accessories

                                                                        Initials

                                                                            3(3)

                                                            Agreement #:

                                                            Date: March 22, 2002

Enclosure: Price and Product definitions.

         Product.

         Specification of the Product, (Camera "August")

         Part number DPY 901 334

         Bill of Material as per 13132-DPY 901 334 latest revisions.

         Product Specification as per document list: 1095-DPY 901 334 latest edition.

         Prices.

         Price model to be applied for calculating the purchase price as per Enclosure A The final prices to be agreed prior to 30th June 2002.

         Delivery.

         Actual dates of delivery will be defined in each call-off order. Delivery leadtime for call off orders is 10 days for generic products and 20 days for customised version if applicable.

         Call off orders will among other items define actual quantity.

         Flextronics International Sweden AB.

         Flextronics will perform the call-off and orderhandling. All invoices shall be addressed to Flextronics.

         Flextronics shall not have access to pricemodels or any other commercial information, only total price.

                                                                        Initials

                                                                            1(3)

[SONY ERICSSON LOGO]

                                                     Confidential
                                                     AGREEMENT
Prepared (also subject responsible if other)         No.
LD/SEMC/INYD Ola Pantzar

Approved                                   Checked   Date         Rev  Reference
LD/SEMC/INY Anna Green                               2002-06-12    C

                                                     NAM TAI ELECTRONIC &
                                                     ELECTRICAL PRODUCTS Ltd.
                                                     15th Floor China Merchant
                                                     Tower,
                                                     Shun Tak Centre,
                                                     168-200 Connaught Road
                                                     Central,
                                                     Hong Kong

CONDITIONAL RISK ORDER.

We hereby authorise NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS Ltd, 15th Floor, China Merchants Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong, hereinafter called Supplier, to initiate and perform the procurement of the August camera. This risk order replaces all previous undertakings regarding liability of purchased components issued by us, including the one stated in Enclosure 16.1 of the SSA dated 20th March 2002. This risk order will be replaced with a new fore cast model including liability prior to August 2002.

Part number         Description         Leadtime, Weeks         Price, USD
--------------------------------------------------------------------------
                    Sensor                   12                    3,30
--------------------------------------------------------------------------
                    Flash memory             12                    1,30
--------------------------------------------------------------------------
                    RAM memory               12                    1,80
--------------------------------------------------------------------------
                    Lens                     12                    2,75
--------------------------------------------------------------------------
                    Regulator                 9                    0,13
--------------------------------------------------------------------------
                    Regulator                 9                    0,14
--------------------------------------------------------------------------
                    Tan Cap                   9                    0,25
--------------------------------------------------------------------------
                    Tact Switch               8                    0,12
--------------------------------------------------------------------------
                    Crystal                   8                     0,3
--------------------------------------------------------------------------
Total                                                             10,09 USD

In addition to these components this risk order also includes the procurement of
310.000 units of the ASIC, CT100A1-BG BGA160 called "ARGUS" from C-Tech (6,45 USD for the first 50.000,5,95 USD per unit for subsequent 50.000 units and 5.85 USD for subsequent units)

The riskorder/authorization is limited to 4.976.400 USD. (10.09
310.000+6,45*50.000+5,95*50.000+5,85*210.000)

                                                                            2(3)

[SONY ERICSSON LOGO]

                                                     Confidential
                                                     AGREEMENT
Prepared (also subject responsible if other)         No.
LD/SEMC/INYD Ola Pantzar

Approved                                   Checked   Date         Rev  Reference
LD/SEMC/INY Anna Green                               2002-06-12    C

The material is solely intended to be used for the manufacturing of 310,000 units of the Camera August, part number: DRY 901334, (Product). See Specific Service and Purchase Agreement, SSPA, dated 20th March 2002 for further product information. The purchase and delivery of the Product manufactured with this material will be in accordance with the same agreement.

The delivery schedule of the Product will be; 40.000 pcs August 2002, 60.000 pcs mid September 2002 and 30.000 pcs end of September 2002, 180.000 pcs end October 2002. Formal P.O will be issued as soon as the Product has been fully qualified and approved by Sony Ericsson as defined in the SSA above. (Delivery of Products for qualification is scheduled to June 2002)

Supplier will (i) be responsible for the performance of all activities related to this authorization, (ii) be liable for all cost related hereto except as explicitly stated below, (iii) store and maintain the material of the Product at own cost. The material shall be kept separate from other identical parts or material at supplier.

Supplier undertakes to make his best efforts to cancel any outstanding purchase order of components or to resell or reuse any excess component prior to making any claim to Sony Ericsson. Supplier undertakes to keep such material in stock free of charge for the first three months after the latest production lot. From month four to nine after such event Sony Ericsson will cover the interest cost of the listed items based upon an reasonable interest rate and reasonable warehousing cost for the items listed herein. After this nine months period Supplier may claim that this liability undertaking by Sony Ericsson shall be executed.

Sony Ericsson Mobile Communications AB, SEM, will assume liability for scrap of the above material provided cause of scrap is solely at SEM and prior written approval to scrap. SEMs maximum liability is limited to direct material and the above defined total sum plus 1.5 % as material burden adder. (The material burden adder is unique for this risk order; it may not form a precedent for future orders.)

Sony Ericsson shall have the option to have the material manufactured to finished Products at agreed price instead of scrapping the material.

Any delay in delivery of the Products, caused by Supplier will in full release Sony Ericsson from its liability under this risk order.

Any liability of Sony-Ericsson as defined herein is limited in time to 30th June 2003. After said date or when formal purchase order is issued, which ever is first, this risk order is no longer in effect.

                                                                            3(3)

[SONY ERICSSON LOGO]

                                                     Confidential
                                                     AGREEMENT
Prepared (also subject responsible if other)         No.
LD/SEMC/INYD Ola Pantzar

Approved                                   Checked   Date         Rev  Reference
LD/SEMC/INY Anna Green                               2002-06-12    C

Supplier is requested to confirm this risk order within 10 days. If not confirmed in due time this risk order is nil and void.

Kind Regards

/s/ Anna Green

Anna Green
Senior Manager
Sony Ericsson Mobile Communications AB
Project Sourcing Accessories

                                                                            1(3)

[SONY ERICSSON LOGO]

                                                     Confidential
                                                     AGREEMENT
Prepared (also subject responsible if other)         No.
LD/SEMC/INYD Ola Pantzar

Approved                                   Checked   Date         Rev  Reference
LD/SEMC/INY Anna Green                               2002-06-17    D

                                                     NAM TAI ELECTRONIC &
                                                     ELECTRICAL PRODUCTS Ltd.
                                                     15th Floor China
                                                     Merchant Tower,
                                                     Shun Tak Centre,
                                                     168-200 Connaught Road
                                                     Central,
                                                     Hong Kong

CONDITIONAL RISK ORDER.

We hereby authorise NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS Ltd, 15th Floor, China Merchants Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong, hereinafter called Supplier, to initiate and perform the procurement of material required for delivery of 310.000 units of the August camera. This risk order replaces all previous undertakings regarding liability of purchased components issued by us, including the one stated in Enclosure 16.1 of the SSA dated 20th March 2002 and the conditional risk order dated 12th June 2002, issue C, This risk order will be replaced with a new fore cast model including liability prior to August 2002.

Part number         Description         Leadtime, Weeks         Price, USD
--------------------------------------------------------------------------
                    Sensor                   12                    3,30
--------------------------------------------------------------------------
                    Flash memory             12                    1,30
--------------------------------------------------------------------------
                    RAM memory               12                    1,80
--------------------------------------------------------------------------
                    Lens                     12                    2,75
--------------------------------------------------------------------------
                    Regulator                 9                    0,13
--------------------------------------------------------------------------
                    Regulator                 9                    0,14
--------------------------------------------------------------------------
                    Tan Cap                   9                    0,25
--------------------------------------------------------------------------
                    Tact Switch               8                    0,12
--------------------------------------------------------------------------
                    Crystal                   8                     0,3
--------------------------------------------------------------------------
Total                                                             10,09 USD

In addition to these components this risk order also includes the procurement of
310.000 units of the ASIC, CT100A1-BG BGA160 called "ARGUS" from C-Tech (6,45 USD for the first 50.000, 5,95 USD per unit for subsequent 50.000 units and 5.85 USD for subsequent units)

The riskorder/authorization is limited to 5.295.200 USD. (10.09
330.000+6,45*50.000+5,95*50.000+5,85*230.000)

                                                                            2(3)

[SONY ERICSSON LOGO]

                                                     Confidential
                                                     AGREEMENT
Prepared (also subject responsible if other)         No.
LD/SEMC/INYD Ola Pantzar

Approved                                   Checked   Date         Rev  Reference
LD/SEMC/INY Anna Green                               2002-06-17    D

The material is solely intended to be used for the manufacturing of 330.000 units of the Camera August, part number: DPY 901334, (Product). See Specific Service and Purchase Agreement, SSPA, dated 20th March 2002 for further product information. The purchase and delivery of the Product manufactured with this material will be in accordance with the same agreement.

The delivery schedule of the Product will be; 40.000 pcs August 2002,60,000 pcs mid September 2002 and 30.000 pcs end of September 2002,200.000 pcs end October 2002. Formal P.O will be issued as soon as the Product has been fully qualified and approved by Sony Ericsson as defined in the SSA above. (Delivery of Products for qualification is scheduled to June 2002)

Supplier will (i) be responsible for the performance of all activities related to this authorization, (ii) be liable for all cost related hereto except as explicitly stated below, (iii) store and maintain the material of the Product at own cost. The material shall be kept separate from other identical parts or material at supplier.

Supplier undertakes to make his best efforts to cancel any outstanding purchase order of components or to resell or reuse any excess component prior to making any claim to Sony Ericsson. Supplier undertakes to keep such material in stock free of charge for the first three months after the latest production lot. From month four to nine after such event Sony Ericsson will cover the interest cost of the listed items based upon an reasonable interest rate and reasonable warehousing cost for the items listed herein. After this nine months period Supplier may claim that this liability undertaking by Sony Ericsson shall be executed.

Sony Ericsson Mobile Communications AB, SEM, will assume liability for scrap of the above material provided cause of scrap is solely at SEM and prior written approval to scrap. SEMs maximum liability is limited to direct material and the above defined total sum plus 1,5 % as material burden adder. (The material burden adder is unique for this risk order; it may not form a precedent for future orders.)

Sony Ericsson shall have the option to have the material manufactured to finished Products at agreed price instead of scrapping the material.

Any delay in delivery of the Products, caused by Supplier will in full release Sony Ericsson from its liability under this risk order.

Any liability of Sony-Ericsson as defined herein is limited in time to 30th June 2003. After said date or when formal purchase order is issued, which ever is first, this risk order is no longer in effect.

                                                                            3(3)

[SONY ERICSSON LOGO]

                                                     Confidential
                                                     AGREEMENT
Prepared (also subject responsible it other)         No.
LD/SEMC/INYD Ola Pantzar

Approved                                   Checked   Date         Rev  Reference
LD/SEMC/INY Anna Green                               2002-06-17    D

Supplier is requested to confirm this risk order within 10 days. If not confirmed in due time this risk order is nil and void.

Kind Regards

/s/ Anna Green

Anna Green
Senior Manager
Sony Ericsson Mobile Communications AB
Project Sourcing, Accessories